Exhibit 99.1

Investor Contacts:	Press Contacts:
Chad Rubin	Andrew Cole/Chris Kittredge
Vice President	Sard Verbinnen & Co
The Trout Group	212.687.8080
646.378.2947

Amy Bilbija
MacKenzie Partners
212.929.5802
CPEX Pharmaceuticals Advises Shareholders to Take No Action
at This Time in Response to Arcadia Unsolicited Tender Offer
     Exeter, NH, April 23, 2010 — The Board of Directors of CPEX Pharmaceuticals Inc., (NASDAQ: CPEX) today recommended that its shareholders take no action at this time in response to the announcement by Arcadia Capital Advisors, LLC through RSR Acquisition Co. and its principal Richard Rofé that it has made an unsolicited conditional tender offer to acquire all of the outstanding shares of CPEX for $16.00 per share in cash.
     Consistent with its fiduciary duties and in consultation with its financial and legal advisors, the CPEX Board will review and consider Arcadia’s offer, and within 10 business days, will advise CPEX’s shareholders of the Board's position regarding the tender offer as well as its reasons for that position.
     RBC Capital Markets Corporation is acting as financial advisor to CPEX and Goodwin Procter LLP is acting as legal advisor.
About CPEX Pharmaceuticals, Inc.
CPEX Pharmaceuticals, Inc is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. which launched Testim®, a topical testosterone gel, in 2003. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
Note to Security Holders
Investors are urged to read CPEX’s Solicitation/Recommendation Statement on Schedule 14D-9 when it becomes available as it will contain important information. Security holders may obtain a free copy of the Solicitation/Recommendation Statement (when it becomes available), as well as any other public filings made from time to time by CPEX with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the tender offer by Arcadia, free of charge at the SEC’s website at www.sec.gov or from CPEX at www.cpexpharm.com/investor.htm.
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements, including, without limitation, statements regarding the prospects of an unsolicited tender offer commenced by Arcadia Capital Advisors, LLC. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: the potential impact of the unsolicited tender offer, Arcadia and Mr. Rofé, clinical trials may not demonstrate the efficacy and safety of CPEX products, regulatory approvals may be delayed or not obtained, CPEX’s dependence on obtaining agreements with other parties to conduct clinical trials and commercialize its product candidates that use its drug delivery technology, competition from other manufacturers of proprietary pharmaceuticals, CPEX’s products may not achieve market acceptance or favorable reimbursement rates from health insurers, intellectual property litigation, and other uncertainties detailed under “Risk Factors” in CPEX’s filings with the SEC, including its Annual Report on Form 10-K filed on March 29, 2010. Copies of CPEX’s filings with the SEC may be obtained at the “Investors” section of CPEX’s website at www.cpexpharm.com/investor.htm. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and CPEX undertakes no obligation to update or revise the statements, except as may be required by law.
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